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                                                                     EXHIBIT l.3

[DAY, BERRY & HOWARD LLP LETTERHEAD]                   CityPlace I
                                                       Hartford
                                                       Connecticut 06103-3499
                                                       Telephone (860) 275-0100
Counsellors at Law                                     Facsimile (860) 275-0343
Hartford, Stamford, Greenwich and Boston               Internet  www.dbh.com



                                                       March 7, 2001


Nuveen Investments
c/o Vedder, Price, Kaufman & Kammholz
222 N. LaSalle Street
Chicago, Illinois 60601

     Re:   Nuveen Connecticut Dividend Advantage Municipal Fund,
           Municipal Auction Rate Cumulative Preferred Shares

Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us as special Connecticut counsel in your Registration Statement on Form N-2 under the Securities Act of 1933 and Amendment No. 5 under the Investment Company Act of 1940 (File No. 811-09465) as filed with the Securities and Exchange Commission.


                                        Very truly yours,

                                        /s/ Day, Berry & Howard LLP
                                        -------------------------------
                                        DAY, BERRY & HOWARD LLP